SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) April 14, 2009

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced first quarter results through March 31, 2009.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

--------

Exhibit 99.1

Press release dated April 14, 2009, announcing the first quarter results through March 31, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Senior Vice President

& CFO

Date: April 14, 2009

Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE FIRST QUARTER OF 2009

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) reported first quarter 2009 net income of $533,000 or $0.01 per diluted common share.  This represents a decrease of $696,000 from the first quarter 2008 net income of $1,229,000 or $0.06 per diluted common share.  The following table highlights the Company’s financial performance for the quarters ended March 31, 2009 and 2008:

	First Quarter 2009	First Quarter 2008	$ Change	% Change

Net income	$533,000	$1,229,000	($696,000)	(56.6%)
Diluted earnings per share	$ 0.01	$ 0.06	($ 0.05)	(83.3%)

 Allan R. Dennison, President and Chief Executive Officer, commented on the first quarter 2009 financial results, “AmeriServ Financial generated strong loan and deposit growth during the first quarter of 2009 which led to increased net interest income and margin performance.  However, this difficult economic environment has led us to further strengthen our allowance for loan losses which was the primary factor causing the decline in earnings between periods.  Overall our asset quality continues to be good by industry standards with non-performing assets amounting to $5.1 million or 0.70% of total loans and net charge-offs for the first quarter of 2009 totaling $49,000 or 0.03% of total loans.”

The Company’s net interest income in the first quarter of 2009 increased by $1.4 million or 20.9% from the prior year’s first quarter and the net interest margin was up by 40 basis points to 3.72% over the same comparative period.  The increased net interest income and margin resulted from a combination of good balance sheet growth and the pricing benefits achieved from a steeper positively sloped yield curve.  Specifically, total loans averaged $714 million in the first quarter of 2009, an increase of $80 million or 12.7% over the first quarter of 2008.  The loan growth was driven by increased commercial and commercial real-estate loan production.  Total deposits averaged $715 million in the first quarter of 2009, an increase of $20 million or 2.9% over the same 2008 quarter.  The Company believes that uncertainties in the financial markets and the economy have contributed to growth in both money market and demand deposits as consumers have looked for safety in well capitalized community banks like AmeriServ Financial.  Additionally, the Company also benefited from a favorable decline in interest expense caused by the more rapid downward repricing of both deposits and Federal Home Loan Bank borrowings due to the market decline in short-term interest rates.

The Company recorded a $1.8 million provision for loan losses in the first quarter of 2009 compared to a $150,000 provision in the first quarter of 2008, or an increase of $1.65 million.  When determining the provision for loan losses, the Company considers a number of factors some of which include periodic credit reviews, delinquency and charge-off trends, concentrations of credit, loan volume trends and broader local and national economic trends.  The higher loan provision in the first quarter of 2009 was caused by the Company’s decision to strengthen its allowance for loan losses due to the downgrade of the rating classification of one large performing commercial loan and uncertainties in the local and national economies.  The Company’s net charge-offs in the first quarter of 2009 amounted to only $49,000 or 0.03% of total loans.  This amount was comparable with the net charge-offs of $93,000 or 0.06% of total loans experienced in the first quarter of 2008.  Non-performing assets increased moderately to $5.1 million or 0.70% of total loans at March 31, 2009 compared to $4.6 million or 0.65% of total loans at December 31, 2008.  Overall, the allowance for loan losses provided 209% coverage of non-performing assets and was 1.47% of total loans at March 31, 2009 compared to 195% of non-performing assets and 1.26% of total loans at December 31, 2008.  Note also that the Company has no direct exposure to sub-prime mortgage loans in either the loan or investment portfolios.

The Company’s non-interest income in the first quarter of 2009 decreased by $277,000 or 7.2% from the first quarter of 2008.  The quarterly decrease was primarily due to a $320,000 decline in trust and investment advisory fees due to reductions in the market value of assets managed due to lower equity and real estate values in the first quarter of 2009.  These negative items were partially offset by increased gains on asset sales.  Specifically, gains realized on residential mortgage sales into the secondary market increased by $29,000 or 32.6% due to increased mortgage purchase and refinance activity in the Company’s primary market.  The Company also took advantage of market opportunities and generated $101,000 of gains on the sale of investment securities in order to provide additional liquidity to fund the strong loan growth.

Total non-interest expense in the first quarter of 2009 increased by $383,000 or 4.4% from the prior year’s first quarter. Total salaries and benefits expense increased by $262,000 or 5.4% due greater incentive compensation and health care costs.  The other main factor causing the increase in non-interest expense was a $151,000 increase in professional fees.  The increased professional fees resulted primarily from higher legal, consulting and other professional fees in the first quarter of 2009.

ASRV had total assets of $975 million and shareholders’ equity of $114 million or a book value of $4.44 per common share at March 31, 2009.  The Company’s asset leverage ratio remained strong at 11.82% and the Company had a tangible common equity to tangible assets ratio of 8.35% at March 31, 2009.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

Nasdaq: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

April 14, 2009

(In thousands, except per share and ratio data)

(All quarterly and 2009 data unaudited)

2009

1QTR

PERFORMANCE DATA FOR THE PERIOD:
Net income	$533
Net income available to common shareholders	274

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.22%
Return on average equity	1.90
Net interest margin	3.72
Net charge-offs as a percentage of average loans	0.03
Loan loss provision as a percentage of average loans	1.02
Efficiency ratio	78.22

PER COMMON SHARE:
Net income:
Basic	$0.01
Average number of common shares outstanding	21,137
Diluted	0.01
Average number of common shares outstanding	21,137

2008

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,229	$1,516	$1,149	$1,615	$5,509
Net income available to common shareholders	1,229	1,516	1,149	1,580	5,474

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.55%	0.71%	0.52%	0.69%	0.62%
Return on average equity	5.43	6.64	4.93	6.68	5.93
Net interest margin	3.32	3.58	3.59	3.84	3.64
Net charge-offs as a percentage of average loans	0.06	0.46	0.04	0.23	0.20
Loan loss provision as a percentage of average loans	0.10	0.89	0.48	0.36	0.45
Efficiency ratio	82.87	73.20	79.72	77.46	78.11

PER COMMON SHARE:
Net income:
Basic	$0.06	$0.07	$0.05	$0.07	$0.25
Average number of common shares outstanding	22,060	21,847	21,855	21,571	21,833
Diluted	0.06	0.07	0.05	0.07	0.25
Average number of common shares outstanding	22,062	21,848	21,856	21,571	21,975

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(All quarterly and 2009 data unaudited)

2009

1QTR
PERFORMANCE DATA AT PERIOD END
Assets	$975,062
Short-term investment in money market funds	10,817
Investment securities	138,853
Loans	726,961
Allowance for loan losses	10,661
Goodwill and core deposit intangibles	13,498
Deposits	746,813
FHLB borrowings	90,346
Shareholders’ equity	114,254
Non-performing assets	5,099
Asset leverage ratio	11.91%
PER COMMON SHARE:
Book value (A)	$4.44
Market value	1.67
Trust assets – fair market value (B)	$1,432,375

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	355
Branch locations	18
Common shares outstanding	21,144,700

2008

	1QTR	2QTR	3QTR	4QTR
PERFORMANCE DATA AT PERIOD END
Assets	$902,349	$877,230	$911,306	$966,929
Short-term investment in money market funds	5,682	6,952	7,147	15,578
Investment securities	146,285	141,867	141,630	142,675
Loans	632,934	623,798	663,996	707,108
Allowance for loan losses	7,309	7,963	8,677	8,910
Goodwill and core deposit intangibles	14,254	14,038	13,821	13,605
Deposits	682,459	722,913	688,998	694,956
FHLB borrowings	106,579	40,214	106,897	133,778
Shareholders’ equity	91,558	92,248	93,671	113,252
Non-performing assets	3,050	3,717	4,390	4,572
Asset leverage ratio	9.78%	10.47%	10.37%	12.15%
PER COMMON SHARE:
Book value	$4.19	$4.22	$4.29	$4.39
Market value	2.79	2.98	2.51	1.99
Trust assets – fair market value (B)	$1,828,475	$1,813,231	$1,678,398	$1,554,351

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	350	353	352	353
Branch locations	19	18	18	18
Common shares outstanding	21,842,691	21,850,773	21,859,409	21,128,831

NOTES:

(A) Preferred stock received through the Capital Purchase Program is excluded from the book value per common share calculation.

        (B)  Not recognized on the balance sheet.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(All quarterly and 2009 data unaudited)

2009

INTEREST INCOME	1QTR
Interest and fees on loans	$10,349
Total investment portfolio	1,586
Total Interest Income	11,935

INTEREST EXPENSE
Deposits	3,255
All borrowings	539
Total Interest Expense	3,794

NET INTEREST INCOME	8,141
Provision for loan losses	1,800
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,341

NON-INTEREST INCOME
Trust fees	1,559
Net realized gains on investment securities	101
Net realized gains on loans held for sale	118
Service charges on deposit accounts	673
Investment advisory fees	137
Bank owned life insurance	250
Other income	723
Total Non-interest Income	3,561

NON-INTEREST EXPENSE
Salaries and employee benefits	5,092
Net occupancy expense	722
Equipment expense	415
Professional fees	920
FDIC deposit insurance expense	32
Amortization of core deposit intangibles	108
Other expenses	1,873
Total Non-interest Expense	9,162

PRETAX INCOME	740
Income tax expense	207
NET INCOME	533
Preferred stock dividends	259
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$274

2008

					YEAR
INTEREST INCOME	1QTR	2QTR	3QTR	4QTR	TO DATE
Interest and fees on loans	$10,462	$9,862	$10,015	$10,680	$41,019
Total investment portfolio	1,820	1,588	1,717	1,675	6,800
Total Interest Income	12,282	11,450	11,732	12,355	47,819

INTEREST EXPENSE
Deposits	4,499	3,861	3,774	3,546	15,680
All borrowings	1,048	623	727	624	3,022
Total Interest Expense	5,547	4,484	4,501	4,170	18,702

NET INTEREST INCOME	6,735	6,966	7,231	8,185	29,117
Provision for loan losses	150	1,375	775	625	2,925
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,585	5,591	6,456	7,560	26,192

NON-INTEREST INCOME
Trust fees	1,790	1,737	1,691	1,513	6,731
Net realized gains (losses) on investment securities	-	(137)	20	22	(95)
Net realized gains on loans held for sale	89	121	138	129	477
Service charges on deposit accounts	734	807	771	757	3,069
Investment advisory fees	226	218	185	150	779
Bank owned life insurance	249	1,923	260	263	2,695
Other income	750	674	702	642	2,768
Total Non-interest Income	3,838	5,343	3,767	3,476	16,424

NON-INTEREST EXPENSE
Salaries and employee benefits	4,830	4,812	4,758	4,817	19,217
Net occupancy expense	661	653	586	661	2,561
Equipment expense	431	414	402	430	1,677
Professional fees	769	910	922	981	3,582
FHLB prepayment penalty	-	91	-	-	91
FDIC deposit insurance expense	22	20	30	41	113
Amortization of core deposit intangibles	216	216	217	216	865
Other expenses	1,850	1,909	1,869	1,903	7,531
Total Non-interest Expense	8,779	9,025	8,784	9,049	35,637

PRETAX INCOME	1,644	1,909	1,439	1,987	6,979
Income tax expense	415	393	290	372	1,470
NET INCOME	$1,229	$1,516	$1,149	$1,615	$5,509
Preferred stock dividends	-	-	-	35	35
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,229	$1,516	$1,149	$1,580	$5,474

AMERISERV FINANCIAL, INC.

Nasdaq: ASRV

Average Balance Sheet Data (In thousands)

(All quarterly and 2009 data unaudited)

2009

2008

	1QTR	1QTR
Interest earning assets:
Loans and loans held for sale, net of unearned income	$714,253	$633,809
Deposits with banks	3,158	498
Short-term investment in money market funds	10,112	6,252
Federal funds	55	424
Total investment securities	148,465	167,059

Total interest earning assets	876,043	808,042

Non-interest earning assets:
Cash and due from banks	15,488	17,935
Premises and equipment	9,446	8,886
Other assets	71,004	69,735
Allowance for loan losses	(9,144)	(7,309)

Total assets	$962,837	$897,289

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$62,355	$64,310
Savings	71,759	68,666
Money market	141,442	104,180
Other time	326,221	347,134
Total interest bearing deposits	601,777	584,290
Borrowings:
Federal funds purchased, securities sold under agreements to repurchase, and other short-term borrowings	94,901	76,997
Advanced from Federal Home Loan Bank	13,853	11,718
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085
Total interest bearing liabilities	723,616	686,090

Non-interest bearing liabilities:
Demand deposits	113,298	110,645
Other liabilities	12,265	9,526
Shareholders’ equity	113,658	91,028
Total liabilities and shareholders’ equity	$962,837	$897,289